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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 12, 1993 relating to the financial statements and schedules of the Company and consolidated affiliates as of December 31, 1992 and 1991 and for each of the years in the three-year period ended December 31, 1992 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1992.

     We further consent to the reference to our firm under Experts in the Prospectus.

                                          KPMG PEAT MARWICK

Stamford, Connecticut
January 3, 1994